Exhibit 10.1

                                 LEASE AGREEMENT

       This Lease Agreement ("Lease") between 615 Amherst Street, LLC and ASA INTERNATIONAL LTD. is made as of the 24th day of October, 2003.

                                    RECITALS

       WHEREAS, 615 Amherst Street, LLC, a New Hampshire limited liability company (hereinafter, "615 Amherst Street, LLC" or "LESSOR") and ASA International Ltd. (hereinafter, "ASA International Ltd." or "LESSEE" as the context may require) intend to enter into a lease under the terms and conditions as set forth herein;

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                      TERMS

1. & 2. PARTIES AND PREMISES.

       LESSOR, a New Hampshire limited liability company with an address of 71 Clark Road, Shirley, MA 01464, does hereby Lease to ASA International Ltd., a Delaware corporation, with a principal place of business at 10 Speen Street, Framingham, MA 01701, and the LESSEE hereby leases the following described Premises (the "Premises"):

       Approximately 10,191 square feet of rentable first floor space, located at 615 Amherst Street, Nashua, NH 03063. See Exhibit C: Leased Premises.

together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and the lavatories nearest thereto. The entire building at 615 Amherst Street, Nashua, NH of which the Premises is a part shall be referred to herein as the "Building", and LESSOR hereby represents that the square footage of said Building is approximately 25,600 square feet.

3.     TERM.

       The term of this Lease shall commence as of October 24, 2003 (the "Commencement Date") and end October 31, 2008 (the "Expiration Date"). LESSEE may terminate the Lease effective after forty-eight (48) months upon payment to the LESSOR of three months Base Rent (as adjusted pursuant to Section 4 below to the Base Rent in effect on the forty-eighth month of the Term).

       Option to Extend Lease. LESSEE shall have one (1) option (the "Extension Option") to extend the term of the Lease for one (1) additional five (5) year period (the "Extension Period") after the expiration of the initial term. The Extension Option shall be exercisable by written notice given by LESSEE to LESSOR not later than six (6) months prior to the expiration of the initial term. The amount of Base Rent charged for the Extension Period shall be as set forth in paragraph 4 below.

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       If LESSEE exercises the Extension Option, the LESSOR shall, at its sole cost and expense and in a good and workmanlike manner, perform the following work prior to the commencement of the Extension Period: (a) install new carpeting throughout the Premises of quality equal to the carpeting in the Premises as of the date hereof and in a style and color of LESSEE'S choice; (b) repaint all wall surfaces with 2 coats of paint in a color of LESSEE'S choice; and (c) replace all stained and damaged ceiling tiles.

4.     RENT.

       The LESSEE shall pay to the LESSOR a base rent ("Base Rent") at the rate of One Hundred Fifty-two Thousand Eight Hundred Sixty-five ($152,865) Dollars per year payable in advance on the first of each month in monthly installments of $12,738.75.

       Commencing November 1, 2004, and on the same day of each year thereafter during the term of this Lease, including the Extension Period if exercised by LESSEE, (the "Adjustment Date"), the Base Rent shall be adjusted to reflect the rate of change that occurred during the previous year in the Consumer Price Index for all urban consumers; U.S. City Average, All Items, (1982 - 1984 = 100) (the "CPI-U"), published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). The Base Rent in effect on the Commencement Date shall be adjusted by a fraction, the numerator of which is the most recently published CPI-U index for the month prior to each Adjustment Date, and the denominator shall be the CPI-U for October 2003. Such increased rental shall commence on the Adjustment Date and remain in effect until the next Adjustment Date and in no event shall the rent be reduced below the Base Rent in effect on the Commencement Date. Said increased rental shall be due and payable on the Adjustment Date, or retroactively to the Adjustment Date from the date that LESSOR notifies LESSEE of said increased rental. If the Index is not published, then the LESSOR may use any other comparable Index published by an agency of the United States Government or any other nationally reputable source. In any event, the base year used by the comparable Index shall be reconciled to 1982 or any appropriately revised base year.

       Any payment of rent or any other monetary sum due hereunder from LESSEE to LESSOR which is more than ten (10) days late shall bear interest at the rate of one and one-half (1-1/2%) percent per month.

5.     SECURITY DEPOSIT.

         Intentionally deleted.

6.     RENT ADJUSTMENT.

       A. Tax Calculation. If in any tax year during the Term commencing with January 1, 2004, the real estate taxes on the land and buildings, of which the Premises are a part, ("Taxes") are in excess of the amount of the real estate taxes thereon for the 2003 calendar year (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, within fifteen (15) days of notice in writing by LESSOR after LESSOR'S payment of such taxes, 39.8% percent ("LESSEE'S Share") of such excess that may occur in each year of the term of this lease or any extension or renewal thereof after the Base Year and proportionately for any part of a fiscal year. If the LESSOR obtains an

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abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE. For purposes of this Section, Base Year Taxes are $39,117. If LESSEE exercises the Extension Option, the Base Year Taxes shall be the Taxes in effect for the 2003 calendar year.

       B.   Adjusted Rent. See Exhibit A: Operating Expense.

7.     UTILITIES.

       The LESSEE shall pay, as they become due, all charges and expenses for telephone service as separately installed by LESSEE through the local utility and for any and all other utilities that are furnished to the Premises per the request of LESSEE and separately metered, other than for those utilities specifically provided by LESSOR as set forth in the next sentence. The LESSOR agrees to provide gas, electric and sewer service and to furnish reasonably hot and cold running water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageway and stairway during business hours, all subject to interruption only due to any accident, to the making of emergency repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said Building, or to any cause beyond the LESSOR's reasonable control. Regular business days shall be Monday through Friday, Sundays and legal holidays excepted. Regular business hours shall be Monday through Friday from 8:00 am to 6:00 pm.

       LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment defined in the preceding paragraph, which shall be installed and functioning within the Premises as of the Commencement Date of this Lease at a level and rate consistent with general commercial office use of equal grade in the local community. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR, which shall not be unreasonably withheld.

8.     USE OF LEASED PREMISES.

        The LESSEE shall use the Premises only for the purpose of general commercial office and warehouse purposes, including, without limitation, the software sales and servicing business of the LESSEE, but for no other purpose, without the written consent of the Lessor, which shall not be unreasonably withheld, delayed or conditioned.

9.     COMPLIANCE WITH LAWS.

       A. The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the Building.

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       B.   (i) LESSEE shall not introduce on or transfer to the Premises, any hazardous materials (as herein defined); nor dump, flush, or otherwise dispose of any hazardous materials into the drainage, sewage, or waste disposal systems serving the Premises or Building in violation of applicable law; nor generate, store, use, release, spill, or dispose of any hazardous materials in or on the Premises or the Building, or transfer any hazardous materials from the Premises to any other location in violation of applicable law; and not commit or suffer to be committed in or on the Premises or Building any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statues, laws, codes, ordinances, rules or regulations, present or future, applicable to the Building or to hazardous material (hereinafter collectively called "Environmental Laws").

            (ii) LESSEE agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of, or transfer to the Premises or Building any hazardous materials, it shall forthwith remove the same, at its sole cost and expense in the manner provided by all applicable Environmental Laws, regardless of when such hazardous materials shall be discovered. Furthermore, LESSEE shall pay any fines, penalties, or other assessments imposed and actually assessed by any governmental agency with respect to the release, spillage or disposal of any such hazardous materials by LESSEE or anyone claiming under it and shall forthwith repair and restore any portion of the Premises or Building which it shall disturb in so removing any such hazardous materials to the condition which existed prior to LESSEE'S disturbance thereof.

            (iii) LESSEE agrees to deliver to LESSOR and any notices, orders, or similar documents received by LESSEE from any governmental agency or official concerning any violation of any Environmental Law or with respect to any hazardous materials affecting the Premises or Building and LESSOR shall deliver to LESSEE any notices it receives from any governmental agency or officer relating to the premises.

            (iv) For purposes of this Lease, the term "hazardous materials" shall mean and include any oils, petroleum products, asbestos, and any other toxic or hazardous wastes, materials, and such substances which are defined, determined, or identified as such in any Environmental Laws, or in any judicial or administrative interpretations of Environmental Laws.

            (v) LESSOR represents and acknowledges that (1) there are no current and existing hazardous materials, issues, notices, orders or similar materials or documents with respect to the Building and the Property; (2) all other Lessees of the Building are subject to the same or reasonably similar provisions with respect to their respective Leases; and (3) LESSOR shall indemnify and hold LESSEE harmless from and against any claim arising due to actions or inactions of the LESSOR or other Lessees of the Building related to hazardous materials.

       C. During the term of this Lease, in the event of a claim brought under the Americans with Disabilities Act, LESSEE shall be responsible for ensuring satisfaction therewith, which may be required as the result of the LESSEE's use of the Premises and also excepting any structural modifications to the Building or Premises, in which case would be the LESSOR's responsibility.

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10.    FIRE INSURANCE.

       The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums directly caused by the LESSEE's use of the Premises.

11.    MAINTENANCE.

       A. LESSEE's Obligations. The LESSEE agrees to maintain the non-structural portions of the Premises in good condition, damage by fire and other casualty and reasonable wear and tear only excepted and whenever necessary, to replace plate and other glass therein damaged by the LESSEE. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises in addition to LESSEE'S signage currently on the Premises and Building (which signage LESSOR hereby approves) such consent not to be unreasonably withheld. LESSEE shall be responsible for the repair, or if required, replacement of all electrical, plumbing, heating, air conditioning, ventilation, and other mechanical installations located on, or directly serving the Premises, if and only if due to damage to these systems resulting from the LESSEE's negligence.

       B. LESSOR's Obligations. The LESSOR agrees to maintain the structure, electrical, plumbing and HVAC systems servicing the Building of which the Premises are a part in the same condition as they are on the Commencement Date or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the sole negligence or misconduct of LESSEE or those for whose conduct the LESSEE is legally responsible.

12.    ALTERATIONS - ADDITIONS.

       The LESSEE shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided that the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld, delayed or conditioned. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanic's liens, or similar liens, to remain upon the leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein unless and except as otherwise agreed in writing.

       The LESSEE shall at its expense make any alterations or changes in the Premises which may be necessary to meet the regulations and standards promulgated and established under the Occupational Safety and Health Act of 1970, which may be required as the result of the LESSEE's use of the Premises

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and also excepting any structural modifications to the Property or Premises, in which case would be the LESSOR's responsibility.

       During the term of this lease, the LESSEE shall be responsible for any non-structural repairs or alterations to the Premises deemed necessary by local, state or federal officials, in order to meet compliance with any changes in local, state or federal regulations during the term of this lease, which may be required as the result of the LESSEE's specific use of the Premises and also excepting any structural modifications to the Property or Premises, in which case would be the LESSOR's responsibility.

13.    ASSIGNMENT - SUBLEASING.

       LESSEE shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this Lease without LESSOR'S prior written consent which consent shall not be unreasonably withheld, delayed or conditioned. LESSOR's refusal to consent to a Transfer for any use or purpose other than specifically stated in paragraph 8 herein shall not be deemed to be unreasonable withholding of consent.

       In the event the LESSEE desires to Transfer this Lease to a proposed new LESSEE to whom LESSOR is required to give its reasonable consent pursuant to the foregoing paragraph, LESSOR shall have the option of either (1) allowing LESSEE to Transfer this Lease, in which case LESSEE shall remain primarily liable upon all the terms, conditions, and covenants hereof, will bind any Transferee to the terms and provisions of this Lease and splitting on a 50/50 basis between the LESSOR and LESSEE the amount by which the sum of rent, additional rent due to taxes, and all other money or consideration it received from a Transferee exceeds the sum of all monetary obligations which LESSEE owes to LESSOR for the period of such Transfer after deducting the LESSOR's legal and other costs directly associated with such transfer; or (2) terminating the Lease and relieving LESSEE of all of its future obligations thereunder. In the event that LESSOR decides to terminate the Lease, it shall be free to enter into a new Lease with the proposed new tenant or anyone else on whatever terms and conditions it chooses.

       Consent by LESSOR, whether express or implied, to any Transfer shall not constitute a waiver of LESSOR's right to prohibit any subsequent Transfer; nor shall such consent be deemed a waiver of LESSOR's right to terminate this Lease upon any subsequent Transfer.

       As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (a) any Transfer of the LESSEE's interest in the Lease by operation of law, the merger or consolidation of the LESSEE with, or into, any other firm or corporation; or (b) the transfer or sale of a controlling interest in the LESSEE whether by sale of its capital stock or otherwise. Notwithstanding the foregoing, if LESSEE merges or consolidates with any other firm or corporation or if LESSEE sells a controlling or lesser interest in LESSEE (whether by sale of its capital stock or otherwise) or all or substantially all of its assets, or if LESSEE "goes public", or if LESSEE assigns the Lease or sublets to any entity that is controlled by, is under common control with or controls, LESSEE, LESSOR'S consent to the assignment of this Lease to the surviving or affiliated entity of LESSEE shall not be necessary provided that, to the extent legally possible, LESSEE shall remain fully liable for the obligations hereunder.

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14.    SUBORDINATION.

       Intentionally deleted.

15.    LESSOR'S ACCESS.

       The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable advanced notice, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, and make reasonably required repairs and alterations as LESSOR should elect to do and may show the Premises to others provided, however, that showings for reletting will be confined to a time within the three (3) months before expiration of the term and shall not interfere with the use of the Premises by LESSEE for the conduct of its business. At any time within three (3) months before expiration of the terms, LESSOR may affix to any suitable part of the Premises a notice for letting or selling the Premises or Building of which the Premises are a part and keep the same so affixed without hindrance or molestation.

16.    INDEMNIFICATION AND LIABILITY.

       Except as provided in paragraph 23 below, LESSEE covenants with LESSOR to pay, protect, indemnify, and save harmless, to the extent permitted by law, LESSOR and any partner, officer, director, agent, employee, or beneficiary of LESSOR, holders of mortgages on the Building and any other party having an interest in the Building from and against any and all liabilities, costs, expenses, causes of action, injuries, accidents, injunctions, or penalties of any nature (including court costs and reasonable attorney's fees), resulting from a claim by or on behalf of any person, party, or governmental authority whatsoever on account of injury, death, damage, or loss to person or property in or upon the Premises, or any area adjacent to or in proximity to the Premises, to the extent arising out of any act, negligence, or omission of LESSEE, or to the extent arising as a result of any use or occupancy of, or travel over or upon the Premises, or any area adjacent to or in proximity to the Premises, specifically by LESSEE or by any person claiming by, through, or under LESSEE (including, without limitation, all patrons, guests, employees, agents, contractors, and customers of LESSEE), or to the extent arising out of any delivery to LESSEE or services requested by LESSEE supplied to the Premises on account of LESSEE, or to the extent on account of or based upon anything whatsoever done on the Premises, or any area adjacent to or in proximity to the Premises, by LESSEE or by any person claiming by, through, or under LESSEE, except if the same was caused by the negligence or willful misconduct of LESSOR, its agents, or employees; and, if required by law, to keep all of LESSEE's employees working in or about the Premises covered by workers, compensation insurance. In respect to all of the foregoing, LESSEE shall indemnify and hold harmless LESSOR from and against all costs, expenses (including reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, action, or proceeding brought thereon.

       LESSOR covenants with LESSEE to pay, protect, indemnify, and save harmless, to the extent permitted by law, LESSEE and any partner, officer, director, agent, employee, or beneficiary of LESSEE and any other party having an interest in the Premises from and against any and all liabilities, costs, expenses, causes of action, injuries, accidents, injunctions, or penalties of any nature (including court costs and reasonable attorney's fees), resulting

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from a claim by or on behalf of any person, party, or governmental authority whatsoever on account of injury, death, damage, or loss to person or property in or upon the Premises, or any area adjacent to or in proximity to the Premises, arising out of any act, negligence, or omission of LESSOR, or arising as a result of any use or occupancy of, or travel over or upon the Premises, or any area adjacent to or in proximity to the Premises, specifically by LESSOR or by any person claiming by, through, or under LESSOR (including, without limitation, all patrons, guests, employees, agents, contractors, and customers of LESSOR), or arising out of any delivery to LESSOR or services requested by LESSOR supplied to the Premises on account of LESSOR, or on account of or based upon anything whatsoever done on the Premises, or any area adjacent to or in proximity to the Premises, by LESSOR or by any person claiming by, through, or under LESSOR, except if the same was caused by the negligence or willful misconduct of LESSEE, its agents, or employees; and, if required by law, to keep all of LESSOR's employees working in or about the Building covered by workers' compensation insurance. In respect to all of the foregoing, LESSOR shall indemnify and hold harmless LESSEE from and against all costs, expenses (including reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, action, or proceeding brought thereon.

       The removal of snow and ice from the sidewalks bordering upon the Building shall be LESSOR's responsibility.

17.    LESSEE'S LIABILITY INSURANCE.

       The LESSEE shall maintain public liability insurance in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth below and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes upon written advanced notice by LESSOR. LESSOR shall be named as an additional insured on LESSEE's policy. The LESSEE shall deposit with the LESSOR certificates for such insurance at, or prior to, commencement of the term and thereafter within thirty
(30) days prior to the expiration of any such policies upon LESSOR'S request. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.

       PUBLIC LIABILITY INSURANCE: Bodily Injury and Property Damage
       EACH OCCURENCE:       $1,000,000
       AGGREGATE:            $2,000,000

18.    FIRE, CASUALTY - EMINENT DOMAIN.

       Should a substantial portion of the Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, either party may elect to terminate this Lease. When such fire, casualty, or taking of less than a substantial portion of the Premises renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this Lease if:

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       (a)    The LESSOR fails to give written notice within thirty (30) days of the casualty of its intention to restore Premises, or

       (b) The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within seventy-five
              (75) days of said fire, casualty, or taking, or

       (c) If said fire, casualty, or taking happens within nine (9) months of the expiration date.

       The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE's business interruptions, fixtures, property, or equipment or tenant improvements only to the extent the same were funded by LESSEE.

       The LESSOR shall have the right voluntarily to elect to demolish the Building of which the Premises are a part, or any part thereof, provided it gives LESSEE at least one (1) year prior termination notice, after which this Lease shall terminate and be of no further recourse to either party hereto.

19.    DEFAULT AND BANKRUPTCY.

In the event that:

       (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for seven (7) days after written notice thereof; or

       (b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, Leases, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default; or

       (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues to declare the term of this Lease ended. The LESSEE shall indemnify the LESSOR against all loss of rent and other Payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable written notice thereof, in observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligation incurred with interest at the rate of 18% per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

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20.    NOTICE.

       Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be deemed duly served if mailed to the LESSEE's at ASA International Ltd., 10 Speen Street, Framingham, MA 01701, Attention:
Accounting Department, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSE with a copy to Andrew R. Stern at Epstein Becker and Green, P.C., 111 Huntington Avenue, Boston, MA 02199. Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing which is presently 71 Clark Road, Shirley, MA 01464. All rent notices shall be paid and sent to the LESSOR at such address.

21.    SURRENDER.

       The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE's goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises) but excepting any tenant improvements authorized by LESSOR to be installed by LESSEE at the commencement of the Lease or as otherwise agreed to in writing. LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. If the Lease term terminates by acceleration or expiration of time and LESSEE does not surrender the Premises and remove his effects from the Premises, and LESSOR obtains an order of eviction from a court, then LESSOR may enter the Premises for the purpose of removing LESSEE's goods and effects, without prejudice to any other remedies, and LESSOR may remove and store such goods and effects at LESSEE's expense, LESSEE hereby granting LESSOR an irrevocable power of attorney to accomplish the same.

22.    BROKERAGE.

       Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees with respect to this Lease or the negotiation hereof.

23.    RELEASES AND WAIVER OF SUBROGATION.

       LESSOR and LESSEE hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or categories of loss covered by any of the extended insurance coverages or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent permitted by law and only with respect to any insured loss or damage occurring during such time as the releasor may recover thereunder. LESSOR and LESSEE each agree that it will request its insurance carriers to include in its policies whether or not such policies are required hereunder, such a clause or endorsement. In any of

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
LESSEE's insurance policies with respect to the Premises which do not contain a waiver of subrogation rights, LESSEE shall have LESSOR designated as one of the insured.

24.    HOLDOVER.

       If the LESSEE remains on the Premises beyond the expiration Date, such holding over shall not be deemed to create any Tenancy at will, but the LESSEE shall be a Tenant at sufferance only, at a daily rate equal to two (2) times the rent and other charges for the last year under this Lease. However, all other conditions of this Lease to be performed by LESSEE shall continue in force.

25.    LIABILITY.

       LESSEE hereby agrees that any judgment, decree, or award obtaining against the LESSOR which is related to this Lease, the Premises, or the LESSEE's use or occupancy of the Premises or the Building, whether at law or in equity, shall be satisfied out of the LESSOR's equity in the land and Building, and further agrees to look only to such assets and to no other assets of the LESSOR for satisfaction. LESSOR's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall LESSOR be liable for consequential or any indirect damages.

26.    NON-WAIVER PROVISION.

       No acceptance by LESSOR of a lesser sum than the rent, additional rent, or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

       No provisions of this Lease shall be deemed to have been waived by LESSOR or LESSEE unless such waiver is in writing signed by LESSOR or LESSEE. No assent, express or implied, by either party to any breach of any Lease or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver or an assent to any succeeding breach of the same or any other agreement or condition. No act or thing done by LESSOR, its agents, or employees, during the Term shall be deemed an acceptance of a surrender of the Premises. The delivery of keys to any of LESSOR'S agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

27.    NO OFFER TO LEASE.

       The submission of this document for examination and negotiation does not constitute an offer to Lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by LESSOR and by LESSEE, and until such execution and delivery, LESSOR shall not in any way be bound to enter into a Lease with LESSEE for the Premises.

28.    PARTIAL INVALIDITY.

       The invalidity of one or more phrases, sentences, clauses, or articles shall not affect the remaining portions of this Lease, and if any part of this Lease should be declared invalid by the final order, decree, or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, sentences, clauses, or articles had not been inserted.

29.    NO RECORDING.

       This Lease shall not be recorded.

30.    PARKING.

       LESSEE shall have, in common with other tenants, the right to use, without additional charge, the parking areas appurtenant to the Building in a ratio of 3.88 spaces per 1000 square feet of Premises occupied or 40 spaces based on 10,191 square feet of Premises.

31.    ADDENDA.

       The riders attached hereto are incorporated herein by reference, the terms and conditions of which shall be binding upon the parties hereto.

32.    RULES.

       From time to time, the LESSOR has and will adopt reasonable rules for the safety, benefit, and convenience of all tenants and other persons in the Building (attached hereto as Exhibit "B"). LESSEE shall at all times comply with, and shall cause its employees, agents, licensees, and invitees to comply with the Rules from time to time in effect.

33.    LESSEE ACCESS TO PREMISES.

       LESSEE shall have access to the Building and the Premises twenty-four
(24) hours a day, seven (7) days per week.

34.    ENTIRE AGREEMENT.

       All addenda attached hereto are incorporated herein and made a part of this Lease. This Lease and addenda contain the entire agreement between the parties hereto with respect to the subject matter of this Lease. LESSEE acknowledges and agrees that it has not relied upon any statement, representation, agreement, or warranty except such as are set out in this Lease.

35.    AMENDMENT OR MODIFICATION.

       Unless otherwise specifically provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

36.     WAIVER OF JURY TRIAL.

       Except as otherwise provided under this Lease, any controversy or claim arising out of, or relating to, this Lease or the existence, validity, breach, or termination thereof will be finally settled by compulsory arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, Boston, Massachusetts, and nowhere else. The Arbitration award shall be the exclusive remedy of the parties for all claims, counter claims, or issues presented or plead to the arbitrators and each party hereby waives, any right to jury trial in any forum. LESSOR and LESSEE each shall bear their own expenses, costs and fees, including legal fees unless otherwise ordered pursuant to an arbitration award.

37.    ESTOPPEL CERTIFICATES.

       LESSOR and LESSEE agree that at any time and from time to time, upon not less than ten (10) days' prior written request by the other, each will execute, acknowledge, and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and starting the modifications), that to the knowledge of such party no uncured defaults exist, and the dates to which the rent and other charges due hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this section 37 may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Property. LESSEE agrees that if it shall fail at any time to execute, acknowledge, and deliver any such instrument within fifteen (15) days after request, then LESSOR may execute, acknowledge, and deliver such instrument as the attorney in fact of LESSEE; and LESSEE hereby makes, constitutes, and irrevocably appoints LESSOR its attorney in fact, coupled with an interest, for that purpose.

38.    CLEANING.

       LESSOR will clean the common areas daily after normal business hours. Said cleaning to be comparable to that of comparable office buildings in the area. The cleaning of the interior Premises will be the responsibility of the LESSEE.

39.    MINIMIZING INTERFERENCE

       LESSOR covenants and agrees that in exercising any of its rights and performing its obligations, set forth herein, LESSOR shall use best efforts to minimize its inconvenience and interference with LESSEE'S business and operations and use and enjoyment of the common areas and shall (unless required by applicable governmental order or force majeure events) cause or permit no obstruction to, or diminution of, LESSEE's signage or the Premises or access or egress thereto and therefrom. In addition, LESSOR, shall at its own cost and expense, promptly repair and restore the Premises and Building to the condition they were in immediately prior to said exercise of rights or performance of obligations as is practicable.

40.    COMPLEX OPERATIONS

       Throughout the Term, LESSOR agrees that the Building will be managed, operated and maintained, and services provided in accordance with the current standards of quality followed in the Building as of the date of this Lease when LESSEE was the landlord.

41.    LESSOR CONSENT

       Wherever in this Lease LESSOR'S consent or approval is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned. In the event LESSOR fails to consent to or approve of, or not to consent to or to disapprove of any item requiring consent or approval within twenty (20) days (or such shorter period as set forth in this Lease) following LESSEE'S written request, LESSOR shall be deemed to have approved or consented to same.

42.    QUIET ENJOYMENT

       Lessee shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation by LESSOR, subject to the terms, covenants, and conditions of this Lease.

IN WITNESS WHEREOF, the said parties hereto set their hands and seal this 24th day of October, 2003.


LESSOR:

615 AMHERST STREET, LLC



     By: /s/ Richard D. Rettberg
         -----------------------
         Name:  Richard D. Rettberg
         Title: Manager
         Hereunto Duly Authorized




LESSEE:  ASA INTERNATIONAL LTD.



     By: /s/ Terrence C. McCarthy
         ------------------------
         Terrence C. McCarthy
         Vice President & Treasurer
         Hereunto Duly Authorized

                         LEASE AGREEMENT BY AND BETWEEN
                         615 AMHERST STREET, LLC, LESSOR
                                       AND
                         ASA INTERNATIONAL LTD., LESSEE
                          DATED AS OF OCTOBER 24, 2003

                          EXHIBIT A: OPERATING EXPENSES
                          ---------


During the Term, the LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 39.8% percent of any increase in operating expenses over those incurred during the calendar year 2003. Operating Expenses are defined for the purposes of this agreement as:

        Without limitation, Operating Expenses shall include:

       1. All expenses incurred by the LESSOR (collectively for the purposes herein, the "LESSOR") or LESSOR's agents related to common areas of the Building and property but not related to LESSOR'S occupancy as a tenant of its particular premises which shall be directly related to employment of personnel, including amounts incurred for wages, salaries, and other compensation for services, payroll, social security, unemployment benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on LESSOR or LESSOR's agents pursuant to any collective bargaining agreement for the services of employees of LESSOR or LESSOR's agents in connection with the operation, repair, maintenance, common area cleaning, management and protection of the Building, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above.

       2. The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning management and protection of the Building and Property, including without limitation fees, if any, imposed upon LESSOR, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

       3. The cost of replacements for tools and other similar equipment specifically used in the repair, maintenance, cleaning and protection of the Property.

       4. Where the Property is managed by LESSOR or an affiliate of LESSOR, a sum equal to the amounts customarily charged by unaffiliated management firms in the Nashua area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than LESSOR or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

       5. Premiums for any insurance against damage or loss to the Building for such hazards as shall from time to time be customarily carried by prudent owners of similar first class office properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

       6. Costs for common area electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

       7. Betterment assessments provided the same are apportioned equally over the longest period permitted by law and provided the betterment benefits all tenants equally.

       8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Building and Property.

       Notwithstanding the foregoing Operating Expenses shall exclude: payments of principal and/or interest related to indebtedness or other costs of financing the Building, equipment, improvements, replacements or repairs; ground rent; depreciation or amortization on the Building; costs of enforcement of leases; advertising, promotional and Building expenses relating to leasing or procuring tenants or negotiating with prospective tenants; any costs representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates for the same quality and/or timeliness to an unrelated person, firm or corporation; capital improvements; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature; any tenant work performed, or alteration of space leased to, tenants or occupants of the Building, whether such work or alterations is performed for the initial occupancy by such tenant or occupant or any cash or other consideration paid by LESSOR on account of, with respect to, or in lieu of, said tenant work or alterations; repairs or replacements necessitated by the negligence or willful misconduct of (a) LESSOR or its employees, agent or contractor or (b) other tenants; the cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that either (a) LESSOR is compensated therefore through proceeds of insurance or condemnation awards; (b) LESSOR is not fully compensated therefore due to the failure of LESSOR to obtain insurance against such fire or casualty or the decision of LESSOR to self-insure; or (c) if LESSOR is not fully compensated by reason of the co-insurance provisions of its insurance policies due to LESSOR'S failure to obtain and maintain a sufficient amount of insurance coverage; costs incurred to clean up, contain, abate, remove, or otherwise remedy hazardous materials; professional dues and lobbying expenses; acquisition costs for works of art or sculpture located within or outside the Building; any operating expenses related to any retail spaces in the Building; interest; penalties; fines; commissions; cost of services or labor not provided on a regular basis to all tenants in the Building; and wages, salaries or fees paid to executive personnel of LESSOR not involved in the direct management of the Building.

       Any increase shall be prorated should these provisions of the Lease be in effect with respect to only a portion of any calendar year. Base Year operating expenses are $ 144,378. Any increase over the Base Year of Operating Expenses shall be paid by LESSEE within thirty (30) days after receipt of an invoice from LESSOR following year end. If LESSEE exercises the Extension Option, the Base Year of Operating Expenses shall be the Operating Expenses for the 2008 calendar year, "grossed up" to 100% occupancy.

       In the event that LESSEE is required hereunder to pay any increase in Operating Expenses, LESSEE shall be entitled to examine all records of LESSOR relating to such Operating Expenses and audit same as LESSEE deems prudent. If the audit reveals a discrepancy of more than ten percent (10%), then LESSOR shall be required to pay any such audit fees, not to exceed $1,000.00.

                         LEASE AGREEMENT BY AND BETWEEN
                         ASA INTERNATIONAL LTD., LESSEE
                                       AND
                         615 AMHERST STREET, LLC, LESSOR
                          DATED AS OF OCTOBER 24, 2003

                        EXHIBIT B: RULES AND REGULATIONS
                        ---------


       1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any LESSEE or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by LESSOR. There shall not be used in any space, or in the public hall of the Building, either by a LESSEE or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. If the Premises are situated on the ground floor of the Building, LESSEE thereof shall further, at LESSEE'S expense, keep the sidewalks and curb in the front of said Premise clean and free from ice, snow, dirt, and rubbish.

       2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designated or constructed and no sweepings, rubbish, rags, acids, or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the LESSEE who, or whose clerks, agents, employees, or visitors, shall have caused it.

       3. No LESSEE shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and LESSEE shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to LESSOR or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other LESSEES or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

       4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of LESSOR.

       5. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by any LESSEE on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of LESSOR, except that the name of LESSEE may appear on the entrance door of the Premises.

         In the event of the violation of the foregoing by any LESSEE, LESSOR may remove same without any liability, and may charge the expense incurred by such removal to LESSEE or LESSEES violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for each LESSEE by LESSOR at the expense of such LESSEE, and shall be of a size, color, and style acceptable to LESSOR.

       6. Except with prior written consent of LESSOR and as LESSOR may direct, no LESSEE shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

       7. Except with the prior written consent of LESSOR, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any LESSEE, nor shall any changes be in existing locks or mechanism thereof. If requested, LESSEE shall provide LESSOR with a copy of a key for all new locks or bolts. Each LESSEE shall, upon the termination of his Tenancy, restore to LESSOR all keys either furnished to or otherwise procured by, such LESSEE. In the event of the loss of any keys furnished to LESSEE, LESSEE shall pay to LESSOR the cost thereof.

       8. Freight, furniture, business equipment, merchandise and bulky matter of, any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by LESSOR and only during hours and in a manner approved by LESSOR.

       9. Canvassing, soliciting, and peddling in the Building is prohibited and each LESSEE shall cooperate to prevent the same.

       10. LESSOR shall have the right to prohibit any advertising by any LESSEE which, in LESSOR'S opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising.

       11. Except for those items necessary for the cleaning and maintenance of LESSEE'S business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, LESSEE shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, at any unusual or other objectionable odors to permeate in or emanate from the Premises.

                           EXHIBIT C: LEASED PREMISES
                           ---------